Exhibit 99.1

Sphere 3D Corp. Provides July 2024 Update

Stamford, Connecticut, August 19, 2024 - Sphere 3D Corp. (NASDAQ: ANY) ("Sphere 3D"), a Bitcoin mining company, is providing a strategic and operational update for July 2024.

Key Highlights:

  First batch of Antminer S21 fleet upgrade has arrived
  16.8 Bitcoin mined in July 2024
  Month-end deployed hash rate was 1.2 EH/s

Metrics	July 2023	June 2024	July 2024
Bitcoin Mined	59.8	20.4	16.8
Bitcoin Sold	70.1	15.7	22.0
Mining Revenue	$1.8 million	$1.4 million	$1.0 million
Bitcoin Holdings	10.2	7.2	2.0
Deployed Miners	~10,240	~11,400	~11,200
Month End Deployed Hash Rate (EH/s)	1.1 EH/s	1.2 EH/s	1.2 EH/s

Strategic Update:

We continue to proactively focus on the company's future growth through operational growth and strategic partnerships:

  As previously announced, our plan is to gradually take older machines offline and replace them with the latest generation models throughout the remainder of the year. We are progressing with our fleet refresh by taking delivery of our first order of Bitmain Antminer S21s, which began hashing in July. Our partners continue to assist with the divestiture of our older-generation fleet, while also providing the Company with all buying options for additional Bitmain Antminer S21s which the team is currently evaluating.
  With a concentrated goal of merging with a company focused on vertical integration, we are in the process of continuing discussions with several potential partners.

CEO Comments

" We are excited to announce our first batch of S21s have arrived and are energized. We energized .1 EH/s of Bitmain Antminer S21s to our fleet, and they are presently hashing in Iowa. We anticipate the arrival of more S21s at the end of August. Our targeted M&A pursuits focusing on infrastructure is progressing. We are being very methodical and diligent." explains Patricia Trompeter, CEO of Sphere 3D. She adds, "We are looking forward to a transformative 3rd quarter."

Production

As mentioned we added .1 EH/s to our fleet in the form of Bitmain Antminer S21s. As we continue to "swap out the fleet" in batches, older machines will come offline to make room at our hosting partners for new generation equipment. As we have learned over the years, slow and steady wins the race.

Our Grandbury TX hosting partner experienced significant operational issues in July which resulted in some of our machines being taken offline. We are working with them on a resolution to ensure that our fleet is operating at peak capacity. At this time, a portion of the machines have been brought back online. This further fuels our push to complete a merger where we can control our operations.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) is a cryptocurrency miner growing its industrial-scale Bitcoin mining operation through the capital-efficient procurement of next-generation mining equipment and partnering with best-in-class data center operators. Sphere 3D is dedicated to growing shareholder value while honoring its commitment to strict environmental, social, and governance standards. For more information about Sphere 3D, please visit Sphere3D.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "experts," "plans," "anticipates," "could," "intends," "target," "project," "contemplates," "believes," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these words or other similar terms or expressions. Expectations and beliefs regarding matters discussed herein may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from the projected. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the SEC, including Sphere 3D's reports filed on Form 10-K, Form 10-Q and Form 8-K and in other filings made by Sphere 3D with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, which are subject to change.

Sphere 3D Contacts

Kurt Kalbfleisch CFO, Sphere 3D

Investor.relations@sphere3d.com